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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this report on Form 8-K/A of Emulex Corporation of our report dated December 6, 2000 and to all references to our Firm included in this report. It should be noted that we have not audited any financial statements of Giganet, Inc. subsequent to September 30, 2000 or performed any audit procedures subsequent to the date of our report.


                                                    /s/ Arthur Andersen LLP
                                                    ----------------------------
                                                        ARTHUR ANDERSEN LLP


Boston, Massachusetts
May 8, 2001